EXHIBIT 99

PRESS RELEASE

State National Bancshares, Inc.
(NASDAQ: SNBI)

Contact:	Tom C. Nichols Chairman, President and Chief Executive Officer	Don E. Cosby Executive Vice President and Chief Financial Officer
4500 Mercantile Plaza Drive Suite 300 Fort Worth, TX 76137
Phone: Fax:	817-547-1150 817-547-1159
FOR IMMEDIATE RELEASE		April 26, 2006
STATE NATIONAL BANCSHARES, INC. REPORTS FIRST QUARTER 2006
FINANCIAL RESULTS

EARNINGS PER SHARE INCREASE 15.2%, NET INCOME INCREASES 33.5%
AND NET INTEREST MARGIN INCREASES 5.40% COMPARED TO
FIRST QUARTER 2005

Fort Worth, Texas — April 26, 2006. State National Bancshares, Inc. (“SNBI”) (NASDAQ: SNBI), the parent company of State National Bank, today announced net income for the first quarter 2006 of $4.6 million, or $0.38 per diluted common share, compared to $3.4 million, or $0.33 per diluted common share, for the comparable 2005 period.
SNBI completed the acquisition of Heritage Financial Corporation (“Heritage”) on October 6, 2005. The results of operations for Heritage have been included in SNBI’s consolidated financial statements since the date of acquisition.
“During the first quarter, we made significant progress in reaching our financial goals, and are on track to impressive financial performance for the year,” said Tom C. Nichols, Chairman, President and CEO of SNBI. “Our discipline in managing net interest margin, improving our efficiency ratio and increasing core deposits has contributed to our financial strength. Our financial growth is the result of devotion and commitment by our staff and the loyalty and support of our customers and shareholders. Moving forward, we will continue to focus our energies on increasing shareholder value through strategic acquisitions, impressive core funding and expense efficiencies.”
Results of Operations
For the three months ended March 31, 2006, net income was $4.6 million compared to $3.4 million for the same period in 2005. Net income per diluted common share was $0.38 for the three months ended March 31, 2006 compared with $0.33 for the same period in 2005, which represents an increase of 15.2% per share. Though first quarter earnings were above budget, first quarter results have historically been lower than other quarters, primarily due to seasonality of loans and deposits and the fact that the first quarter has fewer calendar days than any other quarter.

Return on average assets, average common equity and average tangible equity for the three months ended March 31, 2006 were 1.11%, 8.54% and 16.13%, respectively, compared to 1.03%, 8.97% and 18.91%, respectively for the three months ended March 31, 2005. State National’s efficiency ratio was 63.56% and 66.03% for the three months ended March 31, 2006 and March 31, 2005, respectively.
Our tax-equivalent net interest income was $18.5 million for the three months ended March 31, 2006 as compared to $14.7 million for the comparable period in 2005, an increase of 25.9%. Our net interest margin on a fully taxable-equivalent basis was 5.40% for first quarter of 2006 as compared to 5.24% in the same period in 2005. These increases were primarily attributable to higher loan volumes due primarily to the acquisition of Heritage as well as to higher interest rates earned on our loan portfolio.
Provision for loan losses was $480,000 for the three month period ended March 31, 2006 as compared to $300,000 for the three month period ended March 31, 2005. This represents an increase of 60%. Management elected to increase the provision for loan losses for the first quarter of 2006 to provide amounts slightly above the long term average net charge offs and to increase the overall loan loss reserve percentage to approximate peer ratios. The provision for loan losses represented 0.18% of average total loans for the first quarter 2006 compared to 0.13% for the same period in 2005.
Noninterest income was $4.7 million for the three month period ended March 31, 2006 and $4.4 million for the three month period ended March 31, 2005, a 7.6% increase. This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage.
Noninterest expense was $15.8 million for the first quarter of 2006 as compared to $13.4 million for the same period in 2005, an increase of 17.6% which is primarily attributable to the acquisition of Heritage Financial Corporation.
Financial Condition
Assets totaled $1.7 billion at March 31, 2006, reflecting an increase of $337.6 million, or 24.9%, as compared to assets at March 31, 2005. The increase was primarily attributable to the acquisition of Heritage. At March 31, 2006, assets related to Heritage represented approximately $234.6 million.
Loans at March 31, 2006 totaled $1.1 billion, an increase of $137.9 million, or 14.4% from $957.0 million at March 31, 2005. The increase in loans was primarily related to the acquisition of Heritage, with loans related to Heritage totaling approximately $98.6 million at March 31, 2006
Total deposits at March 31, 2006 were $1.4 billion, an increase of $256.9 million, or 22.8% from $1.1 billion at March 31, 2005. The increase in deposits was primarily attributable to the acquisition of Heritage, with deposits related to Heritage totaling approximately $168.1 million at March 31, 2006.
Other Information
SNBI will host a conference call on Thursday, April 27, 2006 at 10:30 a.m. CDT to discuss SNBI’s performance for the quarter ended March 31, 2006. Interested parties may listen to the live call by dialing (877) 407-0782 or can access the live webcast on the Internet at www.statenationalbank.com. The broadcast can be accessed by clicking the webcast link from the investor relations page. A telephone replay will be available through the end of the day on Thursday, May 11, 2006. To access the replay, dial (877) 660-6853 and when prompted, enter account number 286 and conference ID number 200837. The webcast of the conference call will be archived on the Company’s website at www.statenationalbank.com until May 12, 2006.
SNBI paid a quarterly cash dividend of $0.10 per common shares on March 13, 2006 to common shareholders of record on March 1, 2006. This was the first dividend paid by SNBI to its shareholders.
The 2006 Annual Meeting of Shareholders will be held on May 24, 2006 at 2:00 pm CDT at the Gaylord Texas Resort, 1501 Gaylord Trail, Grapevine, Texas 76051.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. All information in this release and its attachments is as of April 26, 2006. State National assumes no obligation to update such forward-looking statements.

State National Bancshares, Inc.
Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

	As Of or For The Three Month Periods Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Income Statement Data:
Total interest income	$23,886	$23,474	$19,589	$18,572	$17,436
Total interest expense	5,512	5,230	3,882	3,385	2,732

Net interest income	18,374	18,244	15,707	15,187	14,704
Provision for loan losses	480	150	150	300	300

Net interest income after provision	17,894	18,094	15,557	14,887	14,404
Noninterest income	4,697	4,886	4,931	4,508	4,364
Noninterest expense	15,784	15,912	14,025	13,669	13,425

Income before income taxes and minority interest in income of consolidated subsidiary	6,807	7,068	6,463	5,726	5,534
Income tax expense	2,280	2,061	2,085	1,866	1,906
Minority interest in income of consolidated subsidiary	60	—	—	—	—

Net income	$4,587	$5,007	$4,378	$3,860	$3,437

Balance Sheet Data:
Total assets	$1,692,678	$1,662,877	$1,397,009	$1,365,816	$1,355,030
Securities	218,491	214,881	124,899	133,916	141,218
Total loans	1,094,896	1,086,195	973,322	965,853	957,037
Intangibles, net	116,676	118,422	83,833	84,657	85,480
Total deposits	1,382,539	1,357,078	1,150,776	1,127,582	1,125,652
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Other borrowings	33,919	34,438	28,280	22,113	19,502
Stockholders’ equity	216,072	212,257	161,335	158,213	154,252

Per Share Data:
Earnings—basic	$0.38	$0.42	$0.43	$0.38	$0.34
Earnings—diluted	0.38	0.41	0.42	0.37	0.33
Cash dividend	0.10	—	—	—	—
Book value	18.03	17.73	16.03	15.73	15.34
Tangible book value	9.65	9.23	8.15	7.79	7.35
Period end shares outstanding	11,984,083	11,971,107	10,063,415	10,059,915	10,054,915
Weighted average shares outstanding— basic	11,976,230	11,971,107	10,080,154	10,059,860	10,054,826
Weighted average shares outstanding—diluted	12,176,031	12,297,044	10,352,201	10,322,065	10,318,771

Performance Ratios:
Return on average equity	8.54%	9.44%	10.85%	9.70%	8.97%
Return on average assets	1.11	1.22	1.27	1.14	1.03
Return on average tangible common equity	16.13	17.95	21.54	19.51	18.91
Net interest margin	5.40	5.36	5.41	5.35	5.24
Efficiency ratio	63.56	63.99	63.93	65.22	66.03

Asset Quality Ratios:
Nonperforming assets to loans and other real estate	0.92%	0.89%	0.73%	0.74%	0.85%
Allowance for loan losses to nonperforming loans	139.17	144.03	220.08	231.36	181.88
Allowance for loan losses to total loans	1.19	1.16	1.19	1.19	1.19
Net charge-offs (recoveries) to average loans	(0.00)	0.32	0.03	0.09	0.13

Liquidity and Capital Ratios:
Average loans to average deposits	80.89%	80.79%	84.95%	86.45%	85.11%
Total equity to total assets	12.77	12.76	11.55	11.58	11.38
Average equity to average assets	13.02	12.91	11.70	11.77	11.45
Tangible equity to tangible assets(1)	6.58	6.19	6.23	6.10	5.80
Leverage ratio	9.64	9.36	9.71	9.61	9.36
Tier 1 risk-based capital ratio	12.37	11.98	11.74	11.84	11.13
Total risk-based capital ratio	13.46	13.04	12.82	12.96	12.21

(1)	This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
ASSETS
Cash and due from banks	$71,236	$72,922	$64,658	$64,175	$65,019
Federal funds sold	65,700	36,950	60,900	34,500	30,000
Interest-bearing deposits in other banks	35,318	44,763	16,525	11,384	6,548

Cash and cash equivalents	172,254	154,635	142,083	110,059	101,567
Securities available-for-sale	210,399	206,787	116,958	126,001	133,324
Federal Reserve Bank stock and other investments	8,092	8,094	7,941	7,915	7,894
Loans held-for-sale	7,477	11,584	6,761	8,765	7,470
Loans held-for-investment:
Total loans held-for-investment	1,087,419	1,074,611	966,561	957,088	949,567
Less allowance for loan losses	13,072	12,591	11,620	11,538	11,386

Net loans held-for-investment	1,074,347	1,062,020	954,941	945,550	938,181
Premises and equipment, net	50,643	48,769	35,583	35,136	34,309
Goodwill	99,351	100,486	70,818	70,818	70,818
Other intangible assets, net	17,325	17,936	13,015	13,839	14,662
Accrued interest receivable	7,921	8,919	6,766	6,142	5,932
Other real estate and other repossessed assets	696	935	1,851	2,212	1,936
Other Assets	44,173	42,712	40,292	39,379	38,937

TOTAL ASSETS	$1,692,678	$1,662,877	$1,397,009	$1,365,816	$1,355,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Noninterest bearing demand deposits	$509,329	$487,369	$428,795	$401,797	$408,178
Interest bearing demand deposits	535,221	523,857	441,275	448,760	444,215
Interest bearing time deposits	337,989	345,852	280,706	277,025	273,259

Total deposits	1,382,539	1,357,078	1,150,776	1,127,582	1,125,652
Federal funds purchased and other interest bearing liabilities	32,718	28,597	27,470	21,273	18,572
Accrued interest payable	1,691	1,645	1,202	1,091	891
Other liabilities	10,591	10,459	8,416	9,817	7,733
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Notes payable	1,201	5,841	810	840	930

Total liabilities	1,475,740	1,450,620	1,235,674	1,207,603	1,200,778

Minority interest in consolidated subsidiary	866	—	—	—	—

SHAREHOLDERS’ EQUITY
Common Stock	11,984	11,971	11,971	10,060	10,055
Additional paid-in-capital	177,823	177,428	177,012	133,850	133,645
Retained earnings	27,553	24,164	19,157	14,779	10,919
Accumulated other comprehensive (loss) income	(1,288)	(1,306)	(677)	(476)	(367)
Subscription Receivable	—	—	(46,128)	—	—

Total shareholders’ equity	216,072	212,257	161,335	158,213	154,252

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,692,678	$1,662,877	$1,397,009	$1,365,816	$1,355,030

State National Bancshares, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands)

	Three Month Periods Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Interest on loans	$20,785	$20,471	$17,728	$16,989	$15,802
Interest on securities	2,320	2,480	1,277	1,342	1,481
Interest on federal funds sold and other earning assets	781	523	584	241	153

Total interest income	23,886	23,474	19,589	18,572	17,436
Interest expense — deposits	4,215	4,031	2,862	2,471	1,934
Interest expense — federal funds purchased and securities sold under agreement to repurchase	304	248	178	124	85
Interest expense — subordinated notes payable	942	898	832	780	702
Interest expense — notes payable	51	53	10	10	11

Total interest expense	5,512	5,230	3,882	3,385	2,732

Net interest income	18,374	18,244	15,707	15,187	14,704
Provision for loan losses	480	150	150	300	300

Net interest income after provision for loan losses	17,894	18,094	15,557	14,887	14,404
Service charges on deposit accounts	2,695	2,750	2,600	2,435	2,380
Gain on sale of loans	633	797	804	776	573
Bank owned life insurance	327	416	316	316	315
Other income	1,042	923	1,211	981	1,096

Total noninterest income	4,697	4,886	4,931	4,508	4,364
Salaries and employee benefits	8,251	8,176	7,297	7,248	7,069
Net occupancy and equipment	2,544	2,547	2,322	2,139	2,168
Amortization of intangibles	1,022	1,031	824	823	824
Professional fees	504	281	326	336	355
Communication	320	371	300	276	280
Merger	—	230	19	40	—
Other	3,143	3,276	2,734	2,807	2,729

Total noninterest expense	15,784	15,912	14,025	13,669	13,425

Income before income taxes and minority interest in income of consolidated subsidiary	6,807	7,068	6,463	5,726	5,343
Income tax expense	2,280	2,061	2,085	1,866	1,906
Minority interest in income of consolidated subsidiary	60	—	—	—	—

Net income	$4,587	$5,007	$4,378	$3,860	$3,437

State National Bancshares, Inc.
Selected Financial Information (Unaudited)
(Dollars in thousands)

	Three Month Period Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Condensed Average Balance Sheet
Total loans	$1,083,370	$1,082,133	$963,379	$964,792	$947,320
Securities and other investments	216,846	235,434	130,028	137,497	150,717
Federal funds sold and other earning assets	72,482	52,253	68,377	34,611	26,339

Total earning assets	1,372,698	1,369,820	1,161,784	1,136,900	1,124,377
Allowance for loan losses	(12,813)	(13,127)	(11,627)	(11,438)	(11,468)
Cash and due from banks	70,120	69,898	62,622	61,063	61,097
Goodwill	100,012	100,494	70,818	70,818	70,818
Other intangible assets, net	17,669	16,281	13,357	14,191	15,019
Other real estate	804	1,266	2,036	1,744	2,106
Premises and equipment, net	49,451	47,505	35,835	34,994	33,934
Other Assets	51,556	52,239	44,677	44,726	45,515

Total assets	$1,649,497	$1,644,376	$1,379,502	$1,352,998	$1,339,292

Noninterest bearing demand	$476,067	$466,397	$412,567	$397,852	$387,856
Interest bearing demand, savings and money market	519,680	521,784	443,542	443,461	446,557
Time less than $100,000	192,444	198,860	153,975	156,724	161,024
Time greater than $100,000	151,113	152,400	123,981	117,918	117,594

Total deposits	1,339,304	1,339,441	1,134,065	1,115,955	1,113,031
Federal funds purchased and other interest bearing liabilities	31,649	29,939	23,869	20,871	18,017
Subordinated notes payable	47,000	47,000	47,000	47,000	47,000
Notes payable	4,203	4,199	823	850	880
Other liabilities	12,319	11,540	12,412	9,141	7,079

Total liabilities	1,434,475	1,432,119	1,218,169	1,193,817	1,186,007
Minority interest in consolidated subsidiary	289	—	—	—	—
Total shareholders’ equity	214,733	212,257	161,333	159,181	153,285

Total liabilities and shareholders’ equity	$1,649,497	$1,644,376	$1,379,502	$1,352,998	$1,339,292

State National Bancshares, Inc.
Selected Financial Information (Unaudited)
(Dollars in thousands)

	As Of or For The Three Month Periods Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
Allowance for loan losses
Balance, beginning of period	$12,591	$11,620	$11,538	$11,386	$11,383
Provision for loan losses	480	150	150	300	300
Loan loss reserves of acquired banks	—	1,670	—	—	—

Charge-offs:
Real estate — construction	—	—	15	—	57
Real estate — 1-4 family	48	36	—	38	22
Real estate — other	—	—	—	—	—
Commercial loans	—	272	106	384	305
Consumer loans	126	257	212	180	171
Agriculture and other loans	—	500	—	—	—

Total charge-offs	174	1,065	333	602	555

Recoveries:
Real estate — construction	—	—	—	—	45
Real estate — 1-4 family	1	1	3	12	2
Real estate — other	3	3	3	3	3
Commercial loans	54	87	210	219	130
Consumer loans	79	122	46	218	76
Agriculture and other loans	38	3	3	2	2

Total recoveries	175	216	265	454	258

Net charge-offs	(1)	849	68	148	297

Balance, end of period	$13,072	$12,591	$11,620	$11,538	$11,386

Nonperforming Assets
Nonaccrual loans	$9,087	$8,654	$5,188	$4,892	$6,052
Accruing loans 90 or more days past due	220	—	—	—	99
Restructured loans	86	88	92	95	109

Total non-performing loans	9,393	8,742	5,280	4,987	6,260
Other real estate	684	927	1,836	2,212	1,934
Repossessed assets	13	8	15	6	2

Total non-performing assets	$10,090	$9,677	$7,131	$7,205	$8,196

Ratios
Allowance for loan losses to total loans	1.19%	1.16%	1.19%	1.19%	1.19%
Allowance for loan losses to nonperforming loans	139.17	144.03	220.08	231.36	181.88
Nonperforming assets to loans and other real estate	0.92	0.89	0.73	0.74	0.85
Nonperforming loans to total loans	0.86	0.80	0.54	0.52	0.65
Nonperforming assets to total loans	0.92	0.89	0.73	0.75	0.86
Net charge-offs (recoveries) to average loans (annualized)	(0.00)	0.32	0.03	0.09	0.13

State National Bancshares, Inc.
Yield Analysis (Unaudited)
(Dollars in thousands)

	Three Month Period Ended
	March 31, 2006			March 31, 2005
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expenses	Rate(1)	Balance	Expense	Rate(1)
Assets:
Interest earnings assets:
Loans, net of unearned income	$1,083,370	$20,785	7.67%	$947,320	$15,802	6.67%
Securities	216,846	2,474	4.56%	150,717	1,496	3.97%
Time deposits in other banks	32,355	426	5.27%	9,845	53	2.15%
Federal funds sold	40,127	355	3.54%	16,494	100	2.43%

Total interest-earnings assets	1,372,698	24,040	7.01%	1,124,376	17,451	6.21%
Noninterest-earning assets:
Cash and due from banks	70,120			61,097
Intangible assets	117,681			85,837
Premises and equipment, net	49,451			33,934
Accrued interest receivable and other assets	52,360			45,516
Allowance for loan losses	(12,813)			(11,468)

Total noninterest-earning assets	276,799			214,916

Total assets	$1,649,497			$1,339,292

Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$519,680	1,570	1.21%	$446,557	682	0.61%
Time deposits	343,557	2,645	3.08%	278,618	1,252	1.80%
Fed funds purchased and securities sold under agreement to repurchase	31,649	304	3.84%	18,017	85	1.89%
Subordinated notes payable	47,000	942	8.02%	47,000	702	5.97%
Note payable	4,203	51	4.85%	880	11	4.77%

Total interest-bearing liabilities	946,089	5,512	2.33%	791,072	2,732	1.38%
Noninterest-bearing liabilities:
Demand deposits	476,067			387,856
Accrued interest payable and other liabilities	12,319			7,079

Total noninterest-bearing liabilities	488,386			394,935

Total liabilities	1,434,475			1,186,007
Minority interest in consolidated subsidiary	289			—
Shareholders’ equity	214,733			153,285

Total liabilities and shareholders’ equity	$1,649,497			$1,339,292

Net interest income		$18,528			$14,719

Net interest spread(2)			4.67%			4.83%
Net interest margin(3)			5.40%			5.24%

(1)	Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)	Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

Cash Earnings Per Share
Our balance sheet has a significant amount of intangible assets and a corresponding amount of intangible amortization, creating a wide margin between GAAP and Cash (GAAP EPS plus tax effected intangible amortization expense per share) EPS. Cash EPS is a good indicator of the increase in tangible book value per share (see below) net of any dividends paid. Therefore, we believe Cash EPS is a very important performance measurement for our company. Below is a table reconciling GAAP EPS to Cash EPS for the quarters ended March 31, 2006 and March 31, 2005

	Three Months Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
GAAP EPS fully diluted	$0.38	$0.33
Intangible amortization expense per share tax effected	0.05	0.05

Cash EPS fully diluted	$0.43	$0.38

Cash earnings per diluted common share increased 13.2% for the three months ended March 31, 2006 as compared to the same period in 2005
Tangible Book Value
Tangible book value is another important value and regulatory measurement. Due to the Heritage acquisition, we will create significant deferred taxes as we amortize the goodwill and core deposit intangible balances for tax purposes. The table below details the estimated amount of the deferred taxes if all intangibles were written off for tangible book value calculation purposes.

Three Months Ended
March 31, 2006
(unaudited)
Stockholders’ equity	$216,072
Less goodwill	(99,351)
Less core deposit intangibles	(16,932)
Plus estimated deferred taxes related to goodwill and core deposit intangibles	15,913

Tangible book value	$115,702

Shares outstanding	11,984,083

Tangible book value per share	$9.65